Exhibit 10.2

REAL ESTATE PURCHASE CONTRACT

(this “Contract”)

1. Agreement to Purchase. The undersigned, THRE GLOBAL INVESTMENTS, LLC, or its permitted assignee as Purchaser (“Purchaser”) agrees to purchase at a price (the “Purchase Price”) of EIGHTY FIVE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($85,500,000.00) on the terms set forth herein, that certain 33.7103 acre tract of land more particularly described as Unrestricted Reserve A in that certain subdivision plat of Main Street Kingwood according to the map or plat thereof filed in the Map Records of Harris County, Texas under Film Code No. 671134 together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way, riparian rights, easements, privileges, roads, strips or gores SAVE AND EXCEPT (i) that portion thereof more particularly described on Exhibit “A” attached hereto (a/k/a Pad F), and (ii) that portion thereof more particularly described on Exhibit “A-1” attached hereto (a/k/a Memorial Hermann Property), together with all buildings, structures, improvements, fixtures and other property affixed thereto; any furniture, equipment, systems, facilities and other personal property located on or used in connection therewith to the extent owned by Seller; to the extent Purchaser elects to assume same and to the extent that same are assignable, all of Seller’s right, title and interest in and to written contracts relating to the improvement, maintenance or operation of or the provision of services or supplies thereto, if any; all of Seller’s right, title and interest in any unexpired warranties, guaranties and bonds that relate thereto; and any and all of the following: (i) the leases, licenses and occupancy agreements and amendments (collectively, the “Leases”) identified in the Rent Roll attached as Exhibit B as the same may be updated by Seller from time to time to reflect the amendment or termination of such leases or the creation of new leases after the Effective Date in accordance with the covenants set forth in this Contract (the “Leases List”); (ii) all rents, reimbursements of real estate taxes and operating expenses, and other sums due under agreements identified in the Leases List and relating to periods after the Closing (the “Rents”); and (iii) all unapplied refundable security deposits paid under the Leases (the “Security Deposits”); all of Seller’s right, title and interest in permits, licenses, certificates and authorizations, and certificates of occupancy relating thereto (collectively, the “Property”).

Purchaser acknowledges and agrees that Seller’s right, title and interest in and to any TIRZ reimbursements are not included within the definition of “Property” and are not a part of the sale thereof.

2. Agreement to Sell. The undersigned MAIN STREET KINGWOOD, LTD., a Texas limited partnership (“Seller”) agrees to sell the Property at the price and on the terms set forth herein, and to convey or caused to be conveyed to Purchaser, or its permitted assignee, title to the Property subject to: (a) general real estate taxes for the year of Closing and subsequent years; (b) all Permitted Exceptions (as hereinafter defined) and (c) rights of tenants under the Leases.

Purchaser acknowledges that Seller has advised Purchaser that the lease with HEB (hereafter defined) contains a 10-business day right of first refusal in favor of HEB (the “ROFR”). Prior to (or simultaneously with) execution of this Contract, Seller will deliver the requisite ROFR notice to HEB. In the event that HEB exercises such right during the 10-business day period in which HEB has to respond, Seller shall have the right, by written notice to Purchaser along with a copy of HEB’s exercise notice to terminate this Contract, in which event the obligations and rights of Seller and Purchaser hereunder shall terminate and be of no further force or effect (except for those obligations which are expressly stated herein to survive termination) and the Earnest Money will be promptly refunded to Purchaser. In the event that HEB fails to timely exercise the ROFR, HEB will be deemed to have waived same.

Purchaser further acknowledges that Seller has advised that although slabs for buildings constructed by Seller were, at the time of such construction, above the base flood elevation established by FEMA, the entirety of the Property is currently located within Flood Zone AE (100-year floodplain) and Flood Zone X (500-year floodplain) and suffered substantial flooding during Hurricane Harvey in August 2017.

3. Payment of Purchase Price/Earnest Money. Purchaser agrees to pay the entire Purchase Price, plus or minus pro-rations, at the time of closing in cash or immediately available funds. Within three (3) business days of the later of the date on which the last party executes this Contract (hereinafter the “Contract Date”) or the date on which the HEB waives the ROFR or is deemed to have waived the ROFR, Purchaser shall deposit the sum of $2,000,000.00 into escrow with Commonwealth Land Title Insurance Company (the “Title Company”) as earnest money for this transaction. The Title Company shall invest the earnest money and the principal sum and any earnings thereof together with any additional deposit pursuant to Section 4 below, shall be collectively referred to as the “Earnest Money”. The full amount of the Earnest Money shall be applied against the Purchase Price at closing.

4. Closing. The closing of the subject transaction (the “Closing”) shall take place on or before the fifteenth (15th) business day following expiration of the Due Diligence Period (defined below) and satisfaction of the conditions precedent set forth in Section 9, below, and shall take place at the offices of Commonwealth Land Title Insurance Company, 685 Third Avenue, 20th Floor, New York, New York 10017, Attn: Peter Buonocore (212.973.4807; peter.buonocore@cltic.com). Purchaser, it is sole discretion, by written notice (the “extension Notice”) to Seller and the Title Company prior to the scheduled date of Closing may elect to extend the date of Closing thirty (30) days, in which event within two (2) business days after the notice Purchaser shall deposit an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) into escrow with the Title Company to increase the Earnest Money to $2,500,000.00.

By its receipt of this Agreement, the Title Company agrees to cooperate in the closing of the subject transaction with Kirby Title, LLC (whose principal is also a principal of Seller) and to share equally with Kirby Title the premium for the owner’s policy of title insurance, net of the underwriter’s fee.

5. Due Diligence. During the Due Diligence Period, Purchaser may review and inspect the following matters relating to the Property:

(a)	Any “To be built” or “as built” sets of plans for the Property that are in Seller’s possession or control;

(b)	The most recent topographical survey for the Property that is in Seller’s possession;

(c)	The most recent environmental study of the Property that is in Seller’s possession.

(d)	The Survey (as defined below) of the Property that is in Seller’s possession.

(e)

Copies of any existing licenses, permits or other federal, state or local authorizations (including certificates of occupancy, or similar) issued in connection with the Property that are in Seller’s possession;

(f)	Operating statements for the Property for calendar years 2017 and 2018 year to date.

(g)	Real estate tax bills for the years 2016, 2017 and 2018.

(h)	Copies of any service agreements (including any management agreement) covering the Property (the “Service Agreements”).

(i)	Copies of the Leases and a rent roll of the Property certified as being true, correct and complete by Seller as of the date on which such rent roll is generated.

All of the above are referred to as the “‘Due Diligence Materials”. Seller shall deliver to Purchaser all of the Due Diligence Materials in its possession or readily available to Seller without undue expense within two (2) days following the Contract Date. All Seller Due Diligence Materials prepared by third parties shall be furnished to Purchaser as an accommodation to Purchaser, and (a) Seller makes no representation or warranty whatsoever as to the Due Diligence Materials prepared by third parties or the completeness or accuracy thereof, (b) Purchaser shall use the Due Diligence Materials to make its own independent studies and investigations of the Property; provided Seller does represent and warrant the Due Diligence Materials are true, correct, and complete copies of the materials in Seller’s files. In the event one or more categories of Due Diligence Materials do not exist in Seller’s possession and are not readily available to Seller without undue expense, then Seller’s failure to deliver copies thereof shall constitute Seller’s certification to Purchaser that such Due Diligence Materials either do not exist or are not in Seller’s possession or are not readily available to Seller without undue expense. From the Contract Date through 5:00 P.M. Central Time on the thirtieth (30th) day after the Contract Date and delivery of the Due Diligence Materials (the “Due Diligence Period”), Purchaser shall have the right to review the Due Diligence Materials and inspect the Property by itself or with its agents, architects, and engineers and to perform or cause to be performed any environmental due diligence relating to the Property as Purchaser deems prudent. If Purchaser is not satisfied with the condition of the Property, the Due Diligence Materials, and Purchaser’s inspections of the Property, or for any other reason or for no reason, Purchaser shall have the right, by written notice to Seller and the Title Company given prior to expiration of the Due Diligence Period, to terminate this Contract. If Purchaser timely delivers its notice of termination all Earnest Money shall be returned to Purchaser and the parties shall have no further obligations hereunder, except for such obligations which expressly survive any termination of this Contract. Purchaser shall, as a condition to a refund of its Earnest Money, return all Due Diligence Materials to Seller and deliver to Seller true, correct and complete copies (without any right of reliance) of any survey, environmental report, engineering, architect’s or inspector’s report or other reports performed by or on behalf of Purchaser in connection with its due diligence relating to the Property. Notwithstanding the foregoing, Purchaser shall not indemnify or hold Seller harmless for any losses, claims or damages sustained by Seller due to the mere discovery by Purchaser of existing conditions at the Property, so long as following such discovery, Purchaser or its representatives do not exacerbate such conditions through its or their actions.

All entries onto the Property and all activities by Purchaser and any of its agents, architects, and engineers on the Property (herein, collectively, the “Due Diligence Activities”) shall be expressly subject to the terms and provisions of the Leases, and shall be performed at Purchaser’s sole risk and expense. The Due Diligence Activities shall not disturb the tenants and other occupants on the Property, or interfere with their activities at the Property.

Purchaser agrees to give Seller two (2) days prior written notice of any entry onto the Property by Purchaser or any agent or other representative of Purchaser. Purchaser agrees to indemnify and hold Seller harmless from any damage caused to the Property as a direct result of Purchaser’s inspection or inspection by Purchaser’s agents, architects or engineers, or any person or entity entering the Property at the direction of Purchaser.

The provisions of this Section 5 shall survive any termination of this Contract.

6. Title Review. Within five (5) days of the Contract Date, Purchaser shall cause the Title Company to deliver to Purchaser a commitment (the “Commitment”) for an owner’s title insurance policy issued by the Title Company in the amount of the purchase price, covering title to the Property subject only to: (a) the Leases and other matters of record affecting the Property set forth in the commitment (collectively, the “Schedule B Exceptions”); (b) the standard title exceptions contained in the Title Company’s form of commitment to issue an owner’s policy including, without limitation the exception for real estate taxes for the year of Closing (all of which shall be Permitted Exceptions hereunder); and (c) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount voluntarily created by Seller which shall be removed by Seller by the payment of money at the time of closing. At the same time, the Title Company shall deliver legible and complete copies of all recorded documents noted in the Commitment. If the Commitment discloses any Schedule B Exceptions which are objectionable to Purchaser, or if the Survey shows any encroachments which are objectionable to Purchaser, Purchaser shall notify Seller in writing (“Objection Notice”) within fifteen (15) days following receipt of the last to be delivered of the Commitment and copies of the Schedule B exceptions, and the Survey and Seller shall have the right, but not the obligation, to have the objectionable items specified in the Objection Notice removed from the Commitment or to have the Title Company commit to insure against loss or damage that may be occasioned by such exceptions. If Seller is unable or unwilling to remove or cause the removal of Purchaser’s objections, Seller shall have the right to so advise Purchaser in writing within five (5) days after Seller’s receipt of the Objection Notice (if Seller fails to so notify Purchaser, Seller shall be deemed to have elected not to cure or remove Purchaser’s objections) and, within five (5) days following Purchaser’s receipt (or deemed receipt) of any such written advice from Seller. Purchaser may terminate this Contract (“Title Termination Notice”). If Purchaser timely terminates this Contract, all Earnest Money shall be returned to Purchaser and the parties shall have no further obligations hereunder, except for such obligations which expressly survive any termination of this Contract. If Purchaser fails to timely send a Title Termination Notice to Seller or if Purchaser closes the transaction contemplated by this Contract, Purchaser shall be deemed to have accepted and approved all uncured matters specified in the Objection Notice and Purchaser shall be deemed to have elected to purchase the Property subject to all such uncured matters without any reduction in the Purchase

Price, and all such uncured matters shall be deemed Permitted Exceptions hereunder. Notwithstanding any provision to the contrary in this Contract, Seller will be obligated to cure exceptions to title to the Property relating to (or, as to (ii) below, cure or cause deletion from the Commitment) (i) liens and security interests securing any loan created or assumed or suffered by Seller or any affiliate of Seller, (ii) any other liens or security interests created by documents executed by Seller to secure monetary obligations, other than liens for ad valorem taxes and assessments for the current calendar year, and (iii) any mechanic’s and materialman’s lien claiming by, through or under Seller.

7. Survey. Seller has heretofore delivered to Seller a copy of an as-built survey of the Property and the Memorial Hermann Property dated August 2017 prepared by Windrose Land Surveying as its Job No. 51497 (the “Survey”). Seller shall, as soon as is reasonably practicable (but in any event prior to Closing) cause the Survey to be amended so as to delete the Memorial Hermann Property therefrom and to add a certification to Purchaser.

8. Prorations. Real estate taxes, expenses of operation and any other similar items shall be adjusted ratably as of the time of closing. Taxes for the year of Closing shall be prorated as of the Closing Date.

Current rents collected from Tenants under Leases shall be prorated for the month during which the Closing occurs (the term “rents” as used in this Agreement includes all payments due and payable by Tenants under the Leases). Real estate taxes for the calendar year of Closing shall be prorated as of the Closing Date.

Unpaid and delinquent rent collected by Seller and Purchaser after the Closing Date will be delivered as follows: (i) if Seller collects any unpaid or delinquent rent for the Property, Seller will, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (ii) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser will, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser will be applied first to rents that became due and payable during the calendar month of Closing, and second, to those which were due and payable after Closing, and third, to those which were due and payable prior to Closing. Purchaser will use commercially reasonable efforts after Closing to collect all unpaid and delinquent rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect such unpaid or delinquent rents. In the event that there shall be any rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (e.g., such as year end operating and common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing will, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof will be remitted promptly to Seller by Purchaser without reduction for any costs of collection or processing.

At Closing, Purchaser will be entitled to a credit against the Purchase Price for all cash security deposits held pursuant to any of the Leases (and any pre-paid rent thereunder if not then earned by Seller) and Seller shall deliver to Purchaser any non-cash security deposits thereunder, if any.

Payments of accounts for water, sewer, electricity, telephone and all other utilities currently in the name of Seller (or its managing agent) shall be placed in the name of Purchaser on the Closing Date and Seller shall arrange for final meter readings and metered services to be conducted on the Closing Date. Seller shall be responsible to pay in full all bills for such utility charges related to any period prior to the Closing Date and Purchaser shall be responsible to pay all utility charges related to any period on and subsequent to the Closing Date. With respect to utilities which are not metered, charges for such service shall be prorated as of the Closing Date, based on charges for the previous billing period, and Purchaser and Seller shall receive credits or charges, as appropriate, with such amounts to be re-prorated promptly after the final bills are issued. Seller shall cooperate with Purchaser to effect the transfer of utility accounts from Seller to Purchaser.

Expenses pertaining to Service Agreements that Purchaser elects to assume and personal property taxes (if applicable) and any other expenses relating to the Property shall be prorated between the parties as of the Closing Date.

9. Closing This sale shall be closed through the Title Company, in accordance with the usual practices of the Title Company, with such modifications thereto as may be required to conform to this Contract. The cost of the escrow shall be divided equally between Seller and Purchaser. Any closing, title, recording or other charges relating to any mortgage loan which Purchaser may obtain shall be paid by Purchaser.

10. Seller’s Closing Deliveries. At the closing, Seller shall deliver the following to Purchaser in form and substance reasonably acceptable to Purchaser:

(a) A recordable special warranty deed covering the Property.

(b) A bill of sale, assignment of leases and general assignment (including an assignment of warranties and guaranties and Service Agreements) (the “Lease Assignment”) pursuant to which Seller will assign to Purchaser all rights of Seller under the Leases that accrue after the Closing Date, and Purchaser will assume all obligations and duties of Seller under the Leases that accrue on and after the Closing Date, confirming that Seller shall remain liable for landlord’s obligations under the Leases prior to the Closing Date, and confirming that Purchaser shall be liable for landlord’s obligations under the Leases after the Closing Date.

(c) The Escrow Agreement (hereinafter defined);

(d) An updated certified rent roll for the Property;

(e) A customary owner’s affidavit as required by the Title Company.

(f) An executed FIRPTA affidavit as required by Section 1445 of the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

(g) Estoppel Certificates from (i) HEB Grocery Company, LLC (“HEB”), Starbucks, Torchy’s Tacos, Sally Beauty, and Banfield (“Required Tenants”), and (ii) tenants (including Required Tenants) who are party to Leases covering no less than eighty percent (80%) of the tenants (in square footage) under the Leases substantially in the form attached hereto as Exhibit “C”; provided, however that if any such estoppel certificate is not available at such time, Purchaser may either waive this requirement and proceed to Closing, or terminate this Contract and receive an refund of the Earnest Money; provided, however, that if at least two (2) business days prior to Closing Seller delivers to Purchaser an estoppel certificate in substantially the form attached hereto as Exhibit “C” executed by Seller (a “Seller Estoppel”) (rather than the tenant under any Lease; provided Seller shall not be able to deliver a Seller Estoppel for any Required Tenant or for more than 10% of the square footage of the improvements or revenue of the Property), then any right of Purchaser to terminate this Contract shall lapse and be of no force or effect. Seller shall have the right to replace any Seller Estoppel with a corresponding Tenant estoppel certificate if such replacement occurs within 90 days of Closing. Any liability of Seller under any Seller Estoppel shall survive for a period of twelve (12) months from the Closing.

(h) A tenant notice letter in form reasonably acceptable to Seller and Purchaser.

(i) Keys to all locks located in the Improvements, to the extent in Seller’s possession or reasonable control.

(j) Such other documents, instruments, certifications and confirmations as may be reasonably required by the Title Company (including evidence of Seller’s authority) to fully effect and consummate the transactions contemplated hereby.

11. Purchaser’s Closing Deliveries. At the closing, Purchaser shall deliver the following to Seller in form and substance reasonably acceptable to Seller:

(a)	The balance of the Purchase Price;

(b)	Evidence of the authority of the person signing the closing documents on behalf of the Purchaser to bind the Purchaser thereto.

(c)	The Lease Assignment

(d)	The Escrow Agreement.

(e)

Such other documents, instruments, certifications and confirmations as may be reasonably required by the Title Company (including evidence of Purchaser’s authority; any evidence of authority approved by the Title Company shall be deemed to be approved by Seller) to fully effect and consummate the transactions contemplated hereby.

12. Owner’s Title Insurance Policy. At the Closing, Seller shall (at its expense) cause the Title Company to deliver to Purchaser a standard Texas owner’s title insurance policy conforming with the title insurance provisions of this Contract. Purchaser may have the boundary exception deleted except for “shortages in area” at Purchaser’s expense. Purchaser shall bear the expense of any endorsements to the standard Texas owner’s policy requested by Purchaser.

13. Notices. All notices herein required shall be in writing and shall be served on the parties at the street or email addresses following their signatures, with copies of such notices as indicated below such signatures. Notices served on a party’s attorney at the address specified herein for such attorney shall be deemed service upon the party. Notice may also be served by hand delivery, facsimile or nationally recognized over-night mail carrier. Notices shall be deemed served (a) 2 business days after mailing if served by registered or certified mail; (b) the next business day if served by nationally recognized over-night mail carrier; or (c) on the day sent if served by electronic mail or hand delivery. Seller and Purchaser agree to the electronic or digital transmission of any document in portable document format (pdf) delivered in connection with this Contract by the parties, other than the Deed, any original required by the Title Company, and any other document that needs to be recorded in the county clerk’s office, but cannot be recorded unless it is an original.

14. Purchaser Representations. The execution and delivery of this Contract by Purchaser, and the performance of this Contract by Purchaser, have been duly authorized by Purchaser, and this Contract is binding on Purchaser and enforceable against Purchaser in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, or other party to such execution, delivery and performance by Purchaser is required except as set forth herein. Neither the execution of this Contract nor the consummation of the transactions contemplated hereby will (i) result in a breach of. default under, or acceleration of, any agreement to which Purchaser is a party or by which Purchaser is bound; or (ii) violate any restriction, court order, permit, agreement or other legal obligation to which Purchaser is subject.

15. Mutual Representations. Each of Seller and Purchaser represents and warrants to the other that:

(a) neither it nor, to its knowledge, any of its equity owners nor any of their respective employees, officers, or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action.

(b) (i) it is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; (ii) it’s assets do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (iii) it is not a “governmental plan” within the meaning of Section 3(32) of ERISA.

16. Seller Representations. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing. The execution and delivery of this Contract by Seller, and the performance of this Contract by Seller, have been duly authorized by Seller, and this Contract is binding on Seller and enforceable against Seller in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, or other party to such execution, delivery and performance by Seller is required except as set forth herein. Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations). Neither the execution of this Contract nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or the Property is bound; or (ii) violate any restriction, court order, permit, agreement or other legal obligation to which Seller or the Property is subject. Further Seller hereby warrants to Purchaser that Seller is not actually aware of any litigation or proceeding (including a condemnation proceeding) with any person or entity with respect to the Property and Seller has received no written notice threatening any such litigation or proceeding (including a condemnation proceeding); Seller has received no written notices from any city, village or other governmental authority of zoning, building, fire or health code violations in respect to the Property or any violations of any license, permits or approvals obtained by Seller that have not been remedied. Seller has received no notice of any defaults, and, to Seller’s knowledge, there exists no uncured default under any of the Leases or Service Agreements. To Seller’s knowledge, there are no agreements with brokers providing for the payment by Seller or Seller’s successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as shall be terminated or satisfied by Seller prior to Closing without any continuing obligation to pay any amount to any other party.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, AND FOR THE SPECIAL WARRANTIES OF TITLE CONTAINED IN THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, SELLER HEREBY SPECIFICALLY DISCLAIMS AND PURCHASER EXPRESSLY RELEASES SELLER FROM ANY LIABILITY FOR ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING BUT NOT BY WAY OF LIMITATION, THE WATER, SOIL, SUBSURFACE, AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (II) THE MANNER, CONSTRUCTION, CONDITION, AND STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED THEREON; (III) THE NATURE AND EXTENT OF ANY ROADWAY ACCESS, RIGHT-OF-WAY, , POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE THAT MAY AFFECT THE PROPERTY; AND (IV) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL BODY (INCLUDING WITHOUT LIMITATION, ZONING, ENVIRONMENTAL AND LAND USE LAWS AND REGULATIONS). AS TO ANY SUCH MATTERS, PURCHASER HEREBY EXPRESSLY AGREES TO ENGAGE FOR

ITS OWN ACCOUNT COMPETENT CONSULTING EXPERTS AND TO RELY EXCLUSIVELY ON THE ACTIVITIES AND RESULTS OF SUCH CONSULTATIONS. THE SALE OF THE PROPERTY, AS PROVIDED HEREIN, IS MADE ON AN “AS-IS, WHERE IS, WITH ALL FAULTS” BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS SPECIFICALLY STATED IN THIS CONTRACT, THE DOCUMENTS DELIVERED BY SELLER AT CLOSING AND EXCEPT FOR THE WARRANTIES CONTAINED IN THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY AND PURCHASER EXPRESSLY RELEASES SELLER FROM ANY LIABILITY THEREFOR. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED HEREBY AND IF REQUESTED BY SELLER, PURCHASER AGREES TO EXECUTE AN ADDITIONAL DISCLAIMER IN THE SAME FORM OF THIS SECTION AT CLOSING.

PURCHASER EXPRESSLY ACKNOWLEDGES THAT SELLER HAS DISCLOSED THAT CERTAIN PORTIONS OF THE PARKING AREAS AND DRIVEWAYS WITHIN THE PROPERTY ARE BELOW THE BASE FLOOD ELEVATION ESTABLISHED BY FEMA.

17. Operating Covenants and Representations. From the Contract Date through the Closing Date, Seller covenants and agrees as follows: (a) Seller will continue to operate the Property and pay for all expenses in a manner similar to its operation prior to the execution of this Contract; (b) no easements, restrictions, or material agreements (including Service Agreements and Leases) shall be entered into, amended or terminated prior to the Closing Date; (c) Seller will not solicit or make or accept any offers to sell the Property or enter into any contracts or agreements regarding any disposition of the Property; and (d) Seller shall not transfer or encumber any of Seller’s interest in the Property.

18. Broker. Seller and Purchaser each agree to indemnify and hold the other harmless from the claims of any broker claiming a commission due by virtue of its representation of them other than HFF, LP (“Seller’s Broker”). If and only if the closing of the sale contemplated hereunder is fully closed and funded. Seller shall pay a commission in accordance with a separate agreement between Seller and Seller’s Broker. Purchaser acknowledges that the principal of Seller is a licensed real estate broker in the State of Texas.

19. Risk of Loss/Condemnation. If all or any part of the Property is damaged prior to Closing by fire or other casualty, Seller shall give notice thereof to Purchaser. Purchaser shall have the option to either (i) apply the proceeds of insurance actually received by Seller prior to the Closing to reduce the Purchase Price and accept an assignment of any insurance proceeds not yet paid (and Seller should cooperate with Purchaser as required by the insurer to document such assignment), or (ii) declare this Contract terminated by delivering written notice of termination to Seller within ten (10) days after Purchaser receives written notice of the damage and the Earnest Money shall be refunded to Purchaser; provided, Seller and Purchaser agree the Closing shall be extended up to ten (10) days to determine the scope of any damage and an estimate of the cost of repair. If any part of the Property is condemned (or becomes subject to a threatened condemnation) prior to the Closing Date, Seller shall give Purchaser written notice of such condemnation and Purchaser shall have the option of either (i) subject to the rights of the tenants under any Leases, applying the proceeds of any condemnation award actually received by Seller prior to the Closing to reduce the Purchase Price provided herein (or, in the event such proceeds have not been so received, to accept, at the Closing an assignment of Seller’s rights therein and consummate the sale without reduction in the Purchase Price), or (ii) declare this Contract terminated by delivering written notice of termination to Seller within ten (10) days after Purchaser receives written notice of the condemnation and the Earnest Money shall be refunded to Purchaser.

20. Default. Upon a default by Purchaser under this Contract and the continuation of such default for five (5) days after receipt of written notice from Seller, the Seller shall have the right to terminate this Contract and retain the Earnest Money as liquidated damages as its exclusive remedy, Seller hereby expressly waiving the right to any other remedy which would otherwise be available to Seller. Upon a default by Seller and the continuation of such default for five (5) days after receipt of written notice from Purchaser, the Purchaser may, as its sole and exclusive remedy, Purchaser hereby expressly waiving the right to any other remedy which would otherwise be available to Purchaser, either (a) receive a refund of the Earnest Money, and the parties shall have no further obligations hereunder, except for such obligations which expressly survive any termination of this Contract, or (b) specifically enforce this Contract; provided, that, as a condition to so doing, Purchaser (x) must notify Seller of its intention to do so not later than sixty (60) days following the scheduled Closing Date, (y) actually institute suit therefor within ninety (90) days following the scheduled Closing Date; if Purchaser fails to do any of the foregoing, Purchaser shall have waived its right to enforce specific performance. Furthermore, in electing to enforce specific performance, Purchaser shall also be deemed to have elected to accept title to the Property subject to all matters of record (other than those items Seller is to remove as provided in the last sentence of Section 6), each of which shall constitute a “Permitted Exception.”

21. Miscellaneous. This Contract shall be governed and controlled by the laws of the State of Texas in all respects. This Contract will be binding upon the parties’ successors and assigns, and may be assigned by Purchaser to a related entity. Seller acknowledges and agrees that Purchaser is going to set up a new entity that will be the ultimate Purchaser. No modification or waiver of this Contract shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification or waiver is sought. This Contract represents the entire agreement by the parties. The headings used herein are for convenience only and shall not affect the interpretation of the substantive provisions of this Contract. In the event of any dispute or litigation arising out of this Contract, the prevailing party (as determined by the court having jurisdiction) shall be entitled to recover its fees and costs (including attorneys’ fees and costs) from the non-prevailing party. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a day that is not a business day, the business day. The term “business day” shall mean any day other than a Saturday, Sunday or legal holiday. Purchaser may assign this Contract to an entity owned or controlled by or under common control with Purchaser, or an entity managed or advised by Teacher’s Insurance and Annuity Association of America or any of its affiliates.

22. Independent Consideration. Contemporaneously with the execution hereof, Purchaser has delivered to Seller independent consideration in the amount of $100.00 (“Independent Consideration”) in addition to and independent of any other consideration provided hereunder. The Independent Consideration is given for Purchaser’s right to terminate this Contract under Section 5, is non-refundable, and shall be retained by Seller under all circumstances.

23. Additional Notices. Seller and Purchaser agree to comply with Texas statutory notices relating to water, sewer, drainage or flood control facilities and services as well as requirements of the Texas Property Code.

24. Confidentiality. Purchaser and Seller agree to keep confidential all information as the parties may from time to time develop, discover or impart to each other. Both Seller and Purchaser further agree that each will not at any time display, disclose or communicate such information to any person or entity other than one another, or use or apply same, without the other party’s prior written consent; provided, however, either of the parties may share the transaction details with their respective professional service personnel, including boundary surveyors, environmental surveyors and consultants, legal counsel, lenders, appraisers, accountants, architects, and engineers; provided, further, however, that in each such event the party revealing such information shall obtain and shall retain a written commitment from the recipient to maintain the confidentiality of the information and any party revealing such information shall maintain a written list of the name of each person to whom the information was revealed. Such list and commitment shall be available on request to any party to this Contract.

25. Tax Deferred Exchange. The parties acknowledge that either Purchaser or Seller may desire that this transaction constitute a tax deferred exchange under the meaning of Section 1031 of the Internal Revenue Code. Provided there is no cost, expense or liability imposed upon the non-requesting party, and the non-requesting party is not required to take title to any other property then each party agrees to execute any and all additional documentation that may by reasonably necessary to assist the requesting party in concluding this transaction as part of a tax deferred exchange. Neither party makes any representation or warranty whatsoever regarding whether or not this transaction will qualify as a part of a tax deferred exchange. In no event shall any such tax deferred exchange result in any delay in the closing.

26. Closing Escrow. Purchaser and Seller acknowledge and agree that (a) as of the Closing Date, certain tenants named on Exhibit “D” attached hereto (“Named Tenants”) may not have a finalized lease or be open and operating (the “Named Tenant Vacant Premises”). At Closing, Purchaser, Seller and the Title Company will enter into a mutually (and reasonably) acceptable escrow agreement for a term of one year for the Named Tenants as set forth on Exhibit “D”, pursuant to which Seller will deposit with the Title Company the base rent and triple net expenses, lease commissions and tenant improvement allowance, all as more particularly described on Exhibit “D”. Such escrow agreement shall provide, among other things, that, so long as the applicable Named Tenant is not open and operating within the applicable Named Tenant Vacant Premises (i) the applicable monthly Rent shall be disbursed to Purchaser monthly in arrears; and (ii) the leasing commissions and tenant improvements allowance with respect to any such Named Tenant’s lease shall be disbursed to Purchaser at least two business days preceding the date on which same are due and payable. With respect to any lease for a Named Tenant for the applicable named Tenant Vacant Premises, upon the rent commencement date (and expiration of any free rent period) for the Leases with such Named Tenants for such Named Tenant Vacant Premises, and payment of the applicable leasing commission and tenant improvements, any amounts escrowed by Seller only for such lease with such Named Tenant remaining undisbursed shall be disbursed to Seller (and the escrow shall remain in full force and effect for the remaining Named Tenants. The foregoing escrow agreement shall terminate and the Title Company shall disburse to Seller any sums remaining on deposit shall be paid to Seller; provided if for any Named Tenant Vacant Premises, the conditions in the lease for payment of the tenant improvement allowance have not been satisfied by the one year anniversary of the escrow and as a result the applicable tenant improvement allowance and leasing commission related to the lease for the Named Tenant have not been paid to the tenant, on the termination of the escrow agreement, the amounts escrowed for the leasing commissions and tenant improvement allowances for such Named Tenant Vacant Premises that have not been paid to the Named Tenant shall be paid to Purchaser.

27. Audit. Purchaser has advised Seller that Purchaser must comply with Securities and Exchange Commission Regulation S-X (17 C.F.R. § Part 210) (“Regulation S-X”), including, but not limited to, Rule 3-14 thereof, which requires Purchaser to cause to be prepared audited income statements for the Property for up to three (3) calendar years preceding closing. From and after the Closing Date, Seller shall (a) provide Purchaser with any reasonable financial information, financial statements and supporting documentation in Seller’s possession or under Seller’s control, to the extent not previously turned over to Purchaser, as is reasonably requested by Purchaser, in writing, and is necessary for Purchaser’s independent auditor to prepare such audited income statements in compliance with Regulation S-X, and (b) upon Purchaser’s reasonable, written request, provide to Purchaser’s independent auditor reasonable access to the books and records of Seller with respect to the Property (to the extent not previously turned over to Purchaser) for the period or periods for which Purchaser is required to have the Property audited pursuant to Regulation S-X. Purchaser shall reimburse Seller for Seller’s reasonable out-of-pocket costs in providing the foregoing. The provisions of this Section 27 shall survive Closing.

28. ROFO.

(a)

Before Seller may accept a letter of intent from a third party (which is not an affiliate of Seller) to purchase Pad F (a “Purchase Offer”), Seller agrees to give Purchaser the right to purchase Pad F, at the price and on the other terms contained in such Purchase Offer, as the case may be, subject to the terms and provisions of this Section 28.

(b)	Purchaser shall have ten (10) days from receipt of written notice from Seller in which to elect to exercise its Purchase Right of First Refusal by written notice to Seller.

(c)	If Purchaser gives written notice to Seller within said ten (10) days of its election to exercise its Purchase Right of First Refusal, it shall be irrevocably bound to purchase Pad F;

(d)

If Purchaser declines or fails to exercise its Purchase Right of First Refusal within the ten (10) day period, then Seller may proceed to sell Pad F under the terms set forth in the Purchase Offer; provided, however, if the terms of the subject transaction vary (including any variance in the Purchase Price by more than ten percent (10%)) from those outlined in the initial notice to Purchaser, or if the subject transaction is not closed within two hundred seventy (270) days after expiration of the ten (10) day period referenced above, and Seller desires to proceed with said sale, then before closing said sale, Seller must first reoffer to sell to Purchaser Pad F prior to proceeding with the subject transaction. If Purchaser fails to respond to Seller’s notice within the ten (10) day period, then Purchaser shall be deemed to have waived its Purchase Right of First Refusal as to such Purchase Offer.

(e)	The provisions of this Section 28 shall survive Closing for three (3) years.

IN WITNESS WHEREOF, this Contract has been executed and delivered by the undersigned as of the dates written below.

PURCHASER:

THRE GLOBAL INVESTMENTS, LLC

By:	/s/ Donnie Berry
Name: Donnie Berry
Title: Senior Associate

Address:

c/o Teachers Insurance and Annuity Association of America 8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262 Attn: Donnie Berry Phone: 704-988-6089 Email: Donnie.berry@threalestate.com

Purchaser’s Counsel:

Address:

Francesca Weindling, Esq.
Nuveen 730 Third Avenue
New York, New York 10017
Phone: 212-916-6057
Email: Francesca.weindling@nuveen.com

SELLER:

MAIN STREET KINGWOOD, LTD., a Texas limited partnership

By:	Main Street Kingwood GP, LLC, a Texas limited liability company, General Partner

By: /s/ Frank M. K. Liu
Frank M. K. Liu, Manager

c/o Sage Interests, Inc.
1520 Oliver Street
Houston, TX 77007
Attn: Frank M. K. Liu and Elizabeth Jacob
PH: 713.964.8111
FAX: 832.553.5920
Email:	frankl@lovetthomes.com
lizi@lovettcommercial.com

Seller’s Counsel:

Irene Cruden
2202 Arroyo Grande
Leander, TX 78641
PH: 713.858.7165 (cell)
PH: 207.677.0164 (land)
Email: icruden@crudenlaw.com

EXHIBIT “A”

Retail 1
Retail 2
Retail 3
Harris County Flood Control
H-E-B
Pad F
Pad G
Retail 7
Retail 6
Retail 4
Retail 5
Main Street Kingwood

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Windrose Land Services, Inc
3200 Wilcrest, Suite 325
Houston, Texas 77042
Phone (713) 458-2281 Fax (713) 461-1151
Professional Development Consultants
Land Surveying, Platting, Project Management and GIS Services
Firm Registration No. 10108800

DESCRIPTION OF
0.8080 ACRES OR 35,198 SQ. FT.

A TRACT OR PARCEL CONTAINING 0.8080 ACRES OR 35,198 SQUARE FEET OF LAND SITUATED IN THE J. W. ASBURY SURVEY, ABSTRACT NO. 91, HARRIS COUNTY, TEXAS, BEING OUT OF UNRESTRICTED RESERVE "A", BLOCK 1 OF MAIN STREET KINGWOOD, MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 671134 OF THE HARRIS COUNTY MAP RECORDS (H.C.M.R.), WITH SAID 0.8080 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, WITH ALL BEARINGS BASED ON THE TEXAS STATE PLANE COORDINATE SYSTEM, SOUTH CENTRAL ZONE (NAD 83):

COMMENCING AT A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" FOUND MARKING THE SOUTHEASTERLY CUT BACK CORNER AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF WEST LAKE HOUSTON PARKWAY (WIDTH VARIES) AS RECORDED IN HARRIS COUNTY CLERK'S FILE (H.C.C.F.) NO. G514850, AND THE NORTHERLY RIGHT-OF-WAY LINE OF KINGWOOD DRIVE (WIDTH VARIES) AS RECORDED IN H.C.C.F. NO. E769912;

THENCE NORTH 66 DEG. 04 MIN. 15 SEC. EAST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF KINGWOOD DRIVE, A DISTANCE OF 550.33 FEET TO THE **POINT OF BEGINNING** AND SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE NORTH 23 DEG. 55 MIN. 45 SEC. WEST, A DISTANCE OF 302.01 FEET TO A POINT FOR THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE NORTH 79 DEG. 43 MIN. 54 SEC. EAST, A DISTANCE OF 41.54 FEET TO A POINT OF CURVATURE;

THENCE, WITH A CURVE TO THE LEFT, HAVING A RADIUS OF 224.12 FEET, A CENTRAL ANGLE OF 14 DEG. 12 MIN. 11 SEC., AN ARC LENGTH OF 55.56 FEET AND A CHORD BEARING AND DISTANCE OF NORTH 72 DEG. 17 MIN. 49 SEC. EAST – 55.41 FEET TO A POINT OF TANGENCY;

THENCE NORTH 65 DEG. 39 MIN. 12 SEC. EAST, A DISTANCE OF 67.44 FEET TO AN ANGLE POINT;

THENCE SOUTH 64 DEG. 40 MIN. 24 SEC. EAST, A DISTANCE OF 8.92 FEET TO AN ANGLE POINT;

THENCE SOUTH 15 DEG. 00 MIN. 00 SEC. EAST, A DISTANCE OF 77.86 FEET TO A POINT OF CURVATURE;

THENCE, WITH A CURVE TO THE RIGHT, HAVING A RADIUS OF 140.00 FEET, A CENTRAL ANGLE OF 39 DEG. 05 MIN. 39 SEC., AN ARC LENGTH OF 95.52 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 04 DEG. 32 MIN. 49 SEC. WEST – 93.68 FEET TO A POINT OF REVERSE CURVATURE;

THENCE, WITH A CURVE TO THE LEFT, HAVING A RADIUS OF 203.18 FEET, A CENTRAL ANGLE OF 05 DEG. 12 MIN. 53 SEC., AN ARC LENGTH OF 18.49 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 21 DEG. 29 MIN. 12 SEC. WEST – 18.49 FEET TO A POINT OF COMPOUND CURVATURE;

THENCE, WITH A CURVE TO THE LEFT, HAVING A RADIUS OF 110.00 FEET, A CENTRAL ANGLE OF 41 DEG. 27 MIN. 46 SEC., AN ARC LENGTH OF 79.60 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 01 DEG. 51 MIN. 08 SEC. EAST – 77.88 FEET TO A POINT OF TANGENCY;

THENCE SOUTH 22 DEG. 35 MIN. 01 SEC. EAST, A DISTANCE OF 35.52 FEET TO A POINT ON SAID NORTHERLY RIGHT-OF-WAY LINE OF KINGWOOD DRIVE FOR THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, FROM WHICH AN "X" IN CONCRETE FOUND ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF KINGWOOD DRIVE BEARS NORTH 66 DEG. 04 MIN. 15 SEC. EAST – 57.29 FEET.

P 2

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EXHIBIT “A-1”

MEMORIAL HERMANN PROPERTY

1

2

3

THENCE NORTH 83 DEG. 36 MIN. 38 SEC. EAST, ALONG THE COMMON LINE OF SAID 6.527 ACRE TRACT AND RESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, A DISTANCE OF 108.74 FEET TO A CAPPED 3/4-INCH IRON ROD FOUND AT THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;

THENCE WITH SAID TANGENT CURVE TO THE RIGHT, CONTINUING ALONG SAID COMMON LINE, HAVING A RADIUS OF 1,035.00 FEET, A CENTRAL ANGLE OF 14 DEG. 15 MIN. 28 SEC., AN ARC LENGTH OF 257.55 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 89 DEG. 15 MIN. 39 SEC. EAST - 256.89 FEET TO THE **PLACE OF BEGINNING** AND CONTAINING 3.095 ACRES OR 134,819 SQUARE FEET OF LAND, AS SHOWN ON JOB NO. 51497-MEMORIAL HERMANN PREPARED BY WINDROSE LAND SERVICES.

6/1/17

STATE OF TEXAS
REGISTERED
RONALD PATRICK KELL
6424
PROFESSIONAL
LAND SURVEYOR

RONALD PATRICK KELL
R.P.L.S. NO. 6424
STATE OF TEXAS
FIRM REGISTRATION NO. 10108800

05/11/17
DATE

713.458.2281 | 3200 WILCREST, STE. 325, HOUSTON, TX 77042

4

EXHIBIT “B”

RENT ROLL

1

EXHIBIT “C”

ESTOPPEL CERTIFICATE

Re:	Approximately square feet of land (the “Property”) located at , Houston, Texas; Lease (the “Lease”) dated , between (“Landlord”), and (“Tenant”)

Gentlemen:

We, the undersigned Tenant, under the Lease described above (the “Lease”), certify to                      as the prospective purchaser of the Property (“Purchaser”) and each Lender providing financing secured by, among other things, the Property, together with its affiliates, successors, assigns and participants the following:

1. Attached hereto as Exhibit “A” is a true, correct, and complete copy of the Lease, including all amendments, exhibits, and Addenda thereto.

2. No default exists under the Lease by the Landlord or Tenant as of the date hereof, no event has occurred and no circumstance exists which, with the passage of time or the giving of notice, or both, would constitute such a default by Landlord or Tenant under the Lease, and the Lease has not been assigned or subleased by Tenant except as follows (if applicable):

3. Base Rent payable from the date hereof through                      is $                    . If applicable, Tenant has paid the percentage rental payable for the prior Lease Year (or Fiscal Year) ending                     , which percentage rental was in the amount of $                    . Tenant has paid percentage rental for calendar year          in the amount of $                . The amount of rent prepaid, if any, is $                , and the security deposit made, if any, is $                    .

1

In addition to Base Rent, Tenant is currently making the following additional monthly payments to Landlord:

CAM	$
Tax Payment	$
Insurance	$
Merchant’s Association	$
Monument Sign	$

4. As of the date hereof, Tenant is entitled to no offsets against rent, and there are no existing defenses or offsets, claims or counterclaims which Tenant has against the enforcement of the Lease by Landlord.

5. The Commencement Date of the Lease is                 . The expiration date of the Lease is                     . Tenant has                      (      )              (    ) year options to renew the term of the Lease.

6. The Premises comprises              square feet. Tenant does not have any option or right to expand or contract the size of the Premises except [describe Tenant’s expansion/give-back rights].

7. All construction to be performed and the improvements to be installed by Landlord on the Premises as a condition to Tenant’s acceptance of the leased premises, if any, have been completed and fully accepted by Tenant. All conditions under the Lease to be performed by Landlord have been satisfied, including, without limitation, all Landlord work and co-tenancy requirements thereunder, if any. All required contributions and allowances by Landlord to Tenant on account of Tenant’s improvements have been received.

8. Tenant has not received any option or other right to purchase any portion of the Property, including any right of first refusal or first offer except as follows (if applicable):

                                                                                                                                                                    .

9. There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

10. Any handling, storage, generation, discharge or disposal of any toxic or hazardous substances, materials or wastes which are regulated under any federal, state, county or municipal laws, regulations, ordinances, orders or directives, including without limitation medical wastes, by Tenant within or upon the leased premises or the Property is in compliance with such laws, regulations, ordinances, orders or directives.

Very truly yours,

By:
Name:
Title:

Date:	, 2018

“Tenant”

2

EXHIBIT “D”

NAMED TENANTS

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